UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 15, 2006

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GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

(Exact name of registrant as specified in its charter)

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Colorado	0-27637	47-0811483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

703 Waterford Way, Suite 690, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

305-374-2036

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets; Item 5.03 Amendment to Articles of Incorporation or Bylaws; Item 7.01 Regulation FD Disclosure; Item 8.01 Other Events

Effective September 15, 2006 the following actions were approved by holders of a majority of the outstanding common stock of Global Entertainment Holdings/Equities, Inc. (the “Company” or “Global Entertainment”) at a special meeting of the Company’s shareholders and completed by the Company:

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a sale of substantially all of the Company’s assets, which are held by its wholly owned subsidiary, IGW Software, N.V., to V.I.P. Management Services, N.V. pursuant to an asset sale agreement by and between the Company’s wholly owned subsidiary and V.I.P. Management Services; and

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amendment to the Company’s articles of incorporation to reverse split the Company’s outstanding shares of common stock on a 3 to 1 basis.

The Company’s Board of Directors approved and recommended, pursuant to a unanimous written consent dated June 10, 2006, that the proposals be accepted by its shareholders. A proxy statement and notice of a special meeting covering the proposals was mailed to the Company’s record shareholders as of August 28, 2006. As of the record date there were 8,289,476 shares of the Company’s common stock outstanding. At the special meeting, 5,296,010 shares of the Company’s common stock voted in favor of the proposals, 52,371 shares were voted against the proposals and there were no abstentions. The special meeting was adjourned to October 3, 2006 at 9:00 a.m. for purposes of voting upon the proposal to increase the Company’s authorized shares of common stock to 500,000,000 shares. Notice of the adjournment and new time and date were provided to the Company’s shareholders at the special meeting.

Asset Sale

General

The asset sale agreement provided for the sale of substantially all of the assets of the Company’s wholly owned subsidiary, IGW Software N.V. to V.I.P. Management Services, for a total purchase price of $3,850,000 and the forgiveness of approximately $1,050,000.

On June 13, 2006, the Company’s wholly owned subsidiary, IGW Software N.V. entered into an asset sale agreement to sell with full title guarantee, free from encumbrances, materially all of its software and hosting assets to V.I.P. Management Services. The assets principally consist of: software applications, hardware, material contracts, licenses, records, and intellectual property rights. Except as otherwise expressly provided in the agreement, all risks and liabilities associated with the assets and their use and operation passed to V.I.P. Management Services on the completion date of the agreement. The consideration payable for the assets is the sum of $4,900,000, which was paid or satisfied by V.I.P. Management Services as follows:

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$3,110,000, in cash at the closing of the asset sale;

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$540,000, by payment into a retention account to cover potential post closing liabilities;

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$200,000 by payment of an assignment retention to facilitate the assignment of a contract with a key Company vendor; and

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the release of Global Entertainment from the obligation to repay the debt of US$1,050,000 owed by Global Entertainment to V.I.P. Management Services.

Effective June 1, 2006 through September 18, 2006, the Company operated its business in consultation with V.I.P. Management Services, in substantially the same manner as prior to the date of the agreement and in the ordinary course of business. During this period V.I.P. Management Services paid the costs reasonably incurred by Global Entertainment in the continuation of its business (excluding the fees of Global Entertainment’s legal counsel). These costs were approximately $1,251,000.

Following 135 days after September 18, 2006 (the “closing date” or “effective date”) V.I.P. Management Services will release the Company and its affiliates from any and all debts, defaults, claims, demands, liabilities, causes of action and liabilities arising from or relating to all prior agreements understandings and dealings, written and oral, between the parties (other than the asset sale agreement).

Assignment Retention, Retention and Retention Account

On the closing date a retention amount and assignment retention in the aggregate amount of $740,000 was deposited into escrow. If within 21 days from the closing date (the “Retention Release Date”) V.I.P. Management Services makes a claim for indemnity or  breach of warranty under the agreement which has not been satisfied by that date, any such claim shall be deemed a retention claim and on the Retention Release Date such amount shall be retained in the escrow account. This amount shall be applied in or towards settlement of retention claims determined by arbitration or negotiation between the parties. Within 14 days of determination, settlement or resolution of all retention claims, which are outstanding at or, after the Retention Release Date, $540,000 in escrow shall be distributed:

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to V.I.P. Management Services: the outstanding amount payable to V.I.P. Management Services in respect of retention claims out of the retention account; and

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to Global Entertainment: any remaining amounts in the retention account.

The remaining $200,000 retention amount relates to a consent to assignment of a contract between IGW Software and Montana Overseas S.A. The amount is held to ensure the procurement of a consent to an assignment of the contract, which provides for a commission to IGW Software based on software licensing to V.I.P. Management Services. If a consent to an assignment of the Montana Overseas agreement is not received on or before three weeks after the effective date, V.I.P. Management Services will retain the $200,000.

Material Contracts

On the closing date V.I.P. Management Services became entitled to all of the rights and benefits of Global Entertainment under the material contracts. Insofar as the benefit of any  cannot be assigned to V.I.P. Management Services except with the consent of one or more third parties or by novation, the following provisions apply:

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the Company shall use reasonable efforts with the co-operation of V.I.P. Management Services to obtain consent or novation, and shall notify V.I.P. Management Services as soon as any such consent or novation is obtained or refused or is the subject of any other communication from the relevant third party, and V.I.P. Management Services shall, upon Global Entertainment’s request (but at the discretion of V.I.P. Management Services, acting reasonably), promptly execute such instruments and agreements as the third party may require of V.I.P. Management Services to effect such assignment or novation;

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unless and until all material contracts shall be assigned or novated, Global Entertainment will hold the benefit on trust for V.I.P. Management Services and will give all reasonable assistance after completion to V.I.P. Management Services to enable V.I.P. Management Services to exercise the rights of Global Entertainment under such contract, provided, that V.I.P. Management Services shall perform in a timely manner all obligations of Global Entertainment under such contract;

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as soon as practicable after all necessary third party consents have been obtained, Global Entertainment and V.I.P. Management Services shall execute assignments or, where requested by V.I.P. Management Services, a novation agreement, in terms reasonably required by V.I.P. Management Services, in respect of any such contract and shall deliver the same to V.I.P. Management Services;

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if any requisite consent is refused or not obtained within 30 days (or such longer period as the parties may agree) after closing then (as V.I.P. Management Services may elect):

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the Company shall continue to hold the benefit of the contract in trust for V.I.P. Management Services and pay over any benefit derived from the contract and Global Entertainment will give all reasonable assistance after closing to V.I.P. Management Services to enable V.I.P. Management Services to exercise the rights of Global Entertainment under such contract; or

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the parties will use their best efforts to cancel the contract.

Global Entertainment has indemnified V.I.P. Management Services on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by V.I.P. Management Services by reason of or arising out of any default or non-performance of Seller’s obligations under any material contract prior to closing.

Liabilities

All risks and liabilities associated with the assets and their use and operation passed to V.I.P. Management Services at closing. However, Global Entertainment undertakes to V.I.P. Management Services to settle all Excluded Liabilities (as defined below) as and when they fall due and indemnify V.I.P. Management Services on an after tax basis and keep it fully indemnified from and against the Excluded Liabilities and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof. “Excluded Liabilities” is defined as:

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any liabilities of the Company incurred otherwise than in relation to the assets;

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liabilities or obligations expressly stated in the agreement to be borne by the Company or in respect of which the Company has agreed to indemnify V.I.P. Management Services; and

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tax of any kind in respect of any income, profits or gains of Global Entertainment or for which the Company is liable.

Employees

Global Entertainment indemnified V.I.P. Management Services on an after tax basis against all actions, proceedings, losses, costs, expenses, damages, claims and demands and all other liabilities whatsoever (including, without limitation, all losses, liabilities and reasonable and proper costs incurred as a result of defending or settling any claim alleging any such liability) suffered or incurred by V.I.P. Management Services which relate to or arise out of any act or omission by Global Entertainment or any act or omission for which Global Entertainment is vicariously liable and which occurred in any period prior to closing including, without limitation, any such matter relating to or arising out of:

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Global Entertainment’s rights, powers, duties and/or liabilities under or in connection with an employee’s employment; or

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anything done (or omitted to be done) prior to closing by Global Entertainment or for which Global Entertainment is directly or indirectly responsible in respect of any person employed or engaged by Global Entertainment at any time prior to closing.

V.I.P. Management Services has assumed responsibility for the rights, powers, duties, liabilities and performance of all the obligations of the employer in relation to any employee who accepts employment with V.I.P. Management Services and has indemnified Global Entertainment against all actions, proceedings, liabilities, costs claims, losses and expenses or demands arising from such relationship following the closing.

Warranties and Indemnities

Global Entertainment has provided customary representations to V.I.P. Management Services providing for:

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good and marketable title to the assets;

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no encumbrances on the assets; and

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absence of undisclosed claims or liabilities.

Global Entertainment has agreed to pay all sums payable by it under or pursuant to a claim for breach of warranty or indemnity free and clear of any counterclaim or set off of any kind and free and clear of all deductions or withholdings except for those required by law. If a deduction or withholding is required by law, Global Entertainment shall pay such additional amount as will ensure that the net amount V.I.P. Management Services receives equals the full amount, which it would have received had the deduction or withholding not been required.

Limitations on Global Entertainment Warranties

Pursuant to the agreement the Company has delivered V.I.P. Management Services a disclosure letter covering warranties provided by the Company. The Company will not be liable to V.I.P. Management Services for any warranties properly disclosed under such letter. In addition, Global Entertainment shall not be liable to answer to V.I.P. Management Services for any single warranty claim the amount of which does not exceed $10,000, and with respect to any series or combination of warranty claims which, individually, exceeds $10,000, unless and until the aggregate amount to be claimed exceeds $50,000, in which case Global Entertainment shall be liable to answer for the whole amount and not merely the excess over $50,000. The aggregate liability of Global Entertainment to make payment to V.I.P. Management Services in respect of warranty claims shall not exceed $1,500,000. In addition, Global Entertainment shall not be liable in relation to a warranty claim unless written notice of a breach, is given to Global Entertainment within 135 days of closing.

Dividend and Consequences of the Sale of Assets

The net proceeds of the asset sale will be used to pay off the Company’s corporate debts and other liabilities, including the costs of the asset sale and share exchange that have not been paid on a current basis out of working capital, severance costs for employees, lease payments, outstanding liabilities, vendor bills relating to costs of being a public company and ongoing operating costs. Remaining proceeds will be distributed to the Company’s shareholders. The amount available for distributions to shareholders will also depend upon the timing of the closing of the asset sale and other obligations outstanding when the share exchange is expected to be completed. An unaudited pro forma balance sheet and profit and loss account as of June 30, 2006, and estimates for the cash utilization up to the date of closing of the asset sale and effectiveness of the share exchange, are included as an exhibit to this report. The Company expects the amount available to be approximately $2,922,000. Based on its current estimate of net proceeds that will be available for distribution, shareholders of the Company’s common stock would receive a distribution as a dividend of approximately $0.30 per share to $0.36 per share (pre-reverse split). The Company has declared a record date of September 29, 2006, for making the dividend payments. As such, record shareholders as of September 29, 2006 will receive dividends. The Company anticipates making an initial distribution on October 18, 2006, in the amount of approximately $0.84 per share (post-reverse split) and a final distribution on January 15, 2007 for the remaining funds available for the distribution. The dividend distribution is taxable.

Following the completion of the sale of assets, Global Entertainment no longer develops and distributes entertainment software programs and Global Entertainment shareholders no longer own an investment in the entertainment software development business. Following the distribution of shareholder dividends, the Company intends to proceed with the closing of the share exchange with Bayshore. However, the closing of the share exchange is not a condition to the sale of assets. In the event that the share exchange agreement is terminated, the Company will seek another acquisition candidate.

Interests of Certain Affiliates

Upon completion of the asset sale agreement Bryan Abboud purchased the remaining assets of the Company in consideration of approximately $20,000. These assets primarily consist of fixtures, hardware and furniture, which the Company believes has nominal value.

V.I.P. Management Services may engage Bryan Abboud to perform certain transition services and in consideration for such services and cash consideration payable by Mr. Abboud, V.I.P. Management Services shall transfer to Mr. Abboud or his assignees certain unfinished software codes and a license in perpetuity to use certain software codes that will be sold to V.I.P. Management Services under the asset sale. Mr. Abboud and V.I.P. Management Services have not entered into any written consulting agreement. However, the parties have orally agreed that if Mr. Abboud opts to purchase the unfinished codes and license for the software codes, he will pay V.I.P. Management Services $50,000 and provide V.I.P. Management Services with consulting services for a period of six months. The services will be limited to providing strategic, operational and personnel advice regarding software development. Mr. Abboud will not receive any cash compensation for his services.

Furthermore, employment agreements with Mr. Abboud and Mr. Snyder provide for payments to these officers in the event their employment agreements with the Company are terminated. As such, upon the termination of the employment agreement with Mr. Abboud the Company will pay Mr. Abboud $156,000, the equivalent of one year’s salary (Mr. Abboud waived his contractual right to a bonus payment upon termination) and upon the termination of Mr. Snyder’s employment agreement the Company will pay Mr. Snyder $31,500, which is the equivalent of three month’s salary.

The descriptions of the asset sale agreement do not purport to be complete and are qualified in its entirety by reference to the exhibit to this report.

Potential Share Exchange

Within 30-days following the closing of the asset purchase agreement, the Company intends to complete a share exchange agreement with Bayshore Media Group, a Nevada company. Bayshore is an independent producer and distributor of motion picture, video and television entertainment. Upon the consummation of the share exchange agreement with Bayshore Media Group, the asset sale and share exchange will result in a reverse merger and Bayshore will be the surviving entity. There will be a change of control and current shareholders of the Company will be substantially diluted. The Company anticipates completing the adjourned share exchange agreement immediately following the shareholder meeting on October 3, 2006.

Reverse Split

On September 15, 2005 holders of a majority of the Company’s outstanding shares of common stock also approved an amendment to the Company’s Articles of Incorporation to effect a 1-for-3 reverse stock split whereby every 3 shares of the Company common stock outstanding will be combined and reduced into one share of the Company common stock. Approval of this proposal was required to consummate the potential share exchange referenced above.

The reverse stock will become effective upon filing of the amendment with the State of Colorado, which is anticipated to occur on or about September 25, 2006.

Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each shareholder owns a reduced number of shares of the Company common stock. The proposed reverse stock split affects all of the Company’s existing shareholders uniformly and does not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share, as any fractional share is rounded up to the nearest whole number. Proportionate voting rights and other rights and preferences of the holders of the Company common stock are not affected by the reverse stock split.

The Company’s capitalization has changed as follows:

Common Stock Capitalization Prior to Amendment:

Authorized for Issuance:	100,000,000
Outstanding:	8,289,476
Authorized and Reserved for Issuance (Shares underlying Options and Warrants):	625,342
Authorized and Unreserved for Issuance:	91,085,182

Common Stock Capitalization Following Amendment and Reverse Merger:

Authorized for Issuance:	100,000,000
Outstanding:	2,763,159
Authorized and Reserved for Issuance (Shares Underlying Options and Warrants):	208,447	*
Authorized and Unreserved for Issuance:	97,028,394

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*

Options and Warrants expire 90 days after the effectiveness of the share exchange.

Item 9.01

Financial Statements and Exhibits.

(b)

Pro Forma. Information has been previously reported under the Company’s Definitive Proxy Statement filed with the SEC on September 1, 2006.

(d)

Exhibits.

Exhibit No.	Description
2.1	Asset Sale Agreement dated June 13, 2006, as amended (effective September 18, 2006)
1.1	Amendment to Articles of Incorporation (to be filed by amendment)
20.1	Notice to Record Shareholders
99.1	Press Release dated September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006

GLOBAL ENTERTAINMENT EQUITIES/HOLDINGS, INC.
BY:	/s/ CLINTON H. SNYDER
Clinton H. Snyder
Chief Financial Officer